UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     September 9, 2008

ABVIVA, INC.

(Exact name of registrant as specified in its charter)

Nevada	1-16291	26-1327790
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

10940 Wilshire Boulevard, Suite 600, Los Angeles, CA		90024
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code     (310) 443-4102

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM  5.02  DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On September 9, 2008, our shareholders by written consent in lieu of an annual meeting of the shareholders acted to: (1) elect Barrett Evans and Jeffrey Conrad to serve as the sole directors of the Company to hold office until our next annual meeting of shareholders and until his/her successor is duly elected and qualified., and (2) ratifying the reappointment of Jaspers & Hall, P.C. as the Company's independent auditors for fiscal year 2008.   Holders of a majority of the Company's voting stock including shares of common stock and shares of Series C Convertible Preferred Stock have executed the written consent

As a result of the written consent in lieu of an annual meeting of the shareholders Victor Voebel, Robert Lutz and Douglas Lane will no longer serve as directors of the Company.

On September 11, 2008, the board of directors voted to terminate the Non-employee Interim CEO Agreement (the “Agreement”) entered into between Genesis Bioventures, Inc. (N.KA. Abviva, Inc.) and Experigen Management Company, LLC (Experigen) on October 3, 2007 “for cause” pursuant to Section 7 (c) (iv) of the Agreement.

On September 12, 2008, the board of directors of the issuer elected Barrett Evans to serve as interim Chief Executive Officer of the Company without compensation.  However, eFund Capital Partners, LLC has a consulting agreement with the Company under which it is compensated$7,500 per month.  Add in information about no compensation and efund consulting agreement.

ITEM 8.01.

OTHER EVENTS.

On September 12, 2007, the holders of a majority of the outstanding common stock of the Registrant approved  a resolution granting the board of directors of the Registrant the power to effect a reverse stock split of the Registrant’s issued and outstanding common stock in a range from seven-to-one (7-to-1) to twenty-to-one (20-to-1).  On August 18, 2008 the board of directors unanimously approved a twenty-to-one (20-to-1) reverse stock split of the Registrant's outstanding shares of common stock, par value $0.0001.

The reverse stock spit went effective today, September 12, 2008.

Under the reverse stock split, each twenty (20) shares of the Registrant's outstanding common stock will be automatically converted into one (1) share of common stock. No fractional shares will be issued in connection with the reverse stock split. All fractional shares resulting from the reverse stock split will be rounded up to the nearest whole share.

The number of authorized shares will remain at 200,000,000 and the par value of the Registrant's common stock will remain at $0.0001. The reverse stock split will affect all of the holders of the Registrant's common stock uniformly and will not affect any stockholder's percentage ownership interest in the Registrant or proportionate voting power, except for insignificant changes that will result from the rounding of fractional shares.

No immediate action is required on the part of shareholders. As shares are turned in to the transfer agent in the ordinary course of business, the post-split certificates will be issued accordingly.  First American Stock Transfer, the Company's transfer agent, will act as the exchange agent for purposes of implementing the exchange of stock certificates.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Abviva, Inc.
(Registrant)

Date	September 12, 2008

/s/ Barrett Evans
(Signature)
Print Name: Barrett Evans
Title: Interim Chief Executive Officer